Exhibit 99.1

Contact:	Amy Agallar
(414) 347-3706

Sensient Technologies Corporation
Reports Results for the Quarter Ended December 31, 2021

Reported Consolidated Revenue Growth of 1.7%
 Adjusted Consolidated Local Currency Revenue Growth of 10.7%

Flavors & Extracts Continues its Strong Performance
Color and Asia Pacific Groups Report Double Digit Revenue and Profit Growth

MILWAUKEE— February 11, 2022 — Sensient Technologies Corporation (NYSE: SXT) reported consolidated revenue of $340.4 million in this year’s fourth quarter compared to $334.7 million in last year’s fourth quarter. Reported operating income in the fourth quarter of 2021 was $40.4 million compared to $34.8 million in the fourth quarter of 2020. Reported diluted earnings per share was 65 cents in the fourth quarter of 2021 compared to 59 cents in the fourth quarter of 2020. Foreign currency translation decreased revenue by approximately 1% and earnings per share by approximately 2% in the quarter.

The 2021 fourth quarter reported results include divestiture & other related costs and operational improvement plan costs, which in total decreased fourth quarter net earnings by $3.0 million ($0.07 per diluted share). The 2020 fourth quarter reported results include divestiture & other related costs, operational improvement plan costs, and a one-time COVID-19 employee payment, which in total decreased net earnings by $3.2 million ($0.07 per diluted share). The 2021 and 2020 fourth quarter reported results also include the operations of the divested product lines, which increased revenue by $0.7 million and $25.2 million in 2021 and 2020, respectively. The operations of the divested product lines also decreased diluted earnings per share by $0.01 in the fourth quarter of 2021 and increased diluted earnings per share by $0.06 in the fourth quarter of 2020. The adjustments to our reported results are described in more detail under “Reconciliation of Non-GAAP Amounts” at the end of this release.

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Sensient Technologies Corporation	Page 2
Earnings Release – Quarter Ended December 31, 2021
February 11, 2022

BUSINESS REVIEW

	Reported
Revenue	Quarter	Year-to-Date
Flavors & Extracts	-6.1%	-0.4%
Color	14.4%	8.8%
Asia Pacific	11.1%	11.6%
Total Revenue	1.7%	3.6%

	Adjusted Local Currency (1)

Revenue	Quarter	Year-to-Date
Flavors & Extracts	8.0%	9.4%
Color	15.8%	9.4%
Asia Pacific	15.0%	10.1%
Total Revenue	10.7%	9.1%

(1) Adjusted local currency percentage changes are described in more detail in the “Reconciliation of Non-GAAP Amounts” at the end of this release.

The Flavors & Extracts Group reported fourth quarter revenue of $177.4 million compared to $189.1 million reported in the comparable period last year, a decrease of 6.1%, primarily due to the divestiture of the Fragrances product line in April 2021. Adjusted local currency revenue increased 8.0% in the quarter. The higher adjusted local currency revenue was primarily the result of favorable pricing and volume growth. Segment operating income was $21.9 million in the current quarter compared to $23.5 million reported in the comparable period last year, a decrease of 6.7%, primarily due to the divestiture of the Fragrance product line. Adjusted local currency operating income increased 10.6% in the quarter. The higher adjusted local currency operating income was primarily due to the favorable pricing and higher volumes.  Foreign currency translation decreased both segment revenue and operating income by approximately 1% in the quarter.

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Sensient Technologies Corporation	Page 3
Earnings Release – Quarter Ended December 31, 2021
February 11, 2022

The Color Group reported revenue of $137.1 million in the quarter compared to $119.8 million in last year’s comparable period, an increase of 14.4%. Adjusted local currency revenue increased 15.8% in the quarter. The Group experienced strong volume growth in both Food & Pharmaceutical Colors and Personal Care. Segment operating income was $24.1 million in the quarter compared to $20.5 million in last year’s comparable period, an increase of 17.3%. Adjusted local currency operating income increased 19.1% compared to the prior year’s fourth quarter. The higher operating income is primarily a result of the higher volumes. Foreign currency translation decreased both segment revenue and operating income by approximately 1% in the quarter.

The Asia Pacific Group reported revenue of $35.7 million in the quarter compared to $32.2 million in last year’s comparable period, an increase of 11.1%. Adjusted local currency revenue increased 15.0% in the quarter. Segment operating income was $7.2 million in the quarter compared to $6.0 million in last year’s comparable quarter, an increase of 18.9%. Adjusted local currency operating income increased 24.9% in the quarter. The higher profit was primarily a result of the favorable volume growth. Foreign currency translation decreased segment revenue and operating income by approximately 4% and 5%, respectively, in the quarter.

Corporate & Other reported operating costs of $12.8 million in the current quarter compared to $15.3 million in last year’s comparable period, a decrease of 16.1%. The lower costs are primarily due to the one-time COVID-19 employee payment in the fourth quarter of 2020. Adjusted local currency operating expenses for Corporate & Other increased 22.1% in the quarter primarily due to higher performance-based compensation.

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Sensient Technologies Corporation	Page 4
Earnings Release – Quarter Ended December 31, 2021
February 11, 2022

2022 OUTLOOK

Sensient expects 2022 full year GAAP diluted earnings per share to grow at a mid-teen growth rate compared to the Company’s 2021 reported GAAP diluted earnings per share of $2.81. Our full year 2022 guidance does not include any material divestiture related costs, operational improvement plan costs, or results of divested businesses.

The Company expects 2022 local currency revenue to grow at a mid-single-digit rate compared to the Company’s 2021 adjusted revenue (2). The Company expects 2022 local currency adjusted EBITDA(2) and local currency diluted earnings per share to grow at a high single-digit rate compared to the Company’s 2021 adjusted EBITDA(2) and the Company’s 2021 adjusted diluted earnings per share(2) of $3.13, respectively.

 The Company expects earnings per share reported on a U.S. dollar basis to be impacted by approximately ten cents of foreign currency headwinds based on current exchange rates.

The Company’s guidance is based upon current trends, current tax law, and the effects of COVID-19 to date. The full impacts of the ongoing COVID-19 pandemic remain uncertain and management will continue to monitor its impacts on our business.

(2)	See “Reconciliation of Non-GAAP Amounts” at the end of this release for more information.

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Sensient Technologies Corporation	Page 5
Earnings Release – Quarter Ended December 31, 2021
February 11, 2022

USE OF NON-GAAP FINANCIAL MEASURES

The Company’s non-GAAP financial measures eliminate the impact of certain items, which, depending on the measure, include, currency movements, depreciation and amortization, non-cash share-based compensation, divestiture & other related costs, operational improvement plan costs and income, the 2020 COVID-19 employee payment costs, and the results of the divested operations. These measures are provided to enhance the overall understanding of the Company’s performance when viewed together with the GAAP results. Refer to “Reconciliation of Non-GAAP Amounts” at the end of this release.

CONFERENCE CALL

The Company will host a conference call to discuss its 2021 fourth quarter financial results at 8:30 a.m. CST on Friday, February 11, 2022. To participate in the conference call, contact Chorus Call Inc. at (844) 492-3726 or (412) 317-1078, and ask to join the Sensient Technologies Corporation conference call. Alternatively, the call can be accessed by using the webcast link that is available on the Investor Information section of the Company’s web site at www.sensient.com.

A replay of the call will be available one hour after the end of the conference call through February 18, 2022, by calling (877) 344-7529 and referring to conference identification number 4903818. An audio replay and written transcript of the call will also be posted on the Investor Information section of the Company’s web site at www.sensient.com on or after February 15, 2022.

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Sensient Technologies Corporation	Page 6
Earnings Release – Quarter Ended December 31, 2021
February 11, 2022

This release contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws including under “2022 Outlook” above. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the impact and uncertainty created by the ongoing COVID-19 pandemic, including, but not limited to, its effects on our employees, facilities, customers, and suppliers, the availability and cost of raw materials, energy, and other supplies, the availability and cost of labor, logistics, and transportation, governmental regulations and restrictions, and general economic conditions, including inflation; the pace and nature of new product introductions by the Company and the Company’s customers; the Company’s ability to anticipate and respond to changing consumer preferences and changing technologies; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts, acquisition and divestiture activities, and operational improvement plan; the effectiveness of the Company’s past restructuring activities; changes in costs of raw materials, including energy; industry, regulatory, legal, and economic factors related to the Company’s domestic and international business; the effects of tariffs, trade barriers, and disputes; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors; currency exchange rate fluctuations; and other factors included in “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and in other documents that the Company files with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 that will be filed by March 1, 2022. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors, and other specialty ingredients.  Sensient uses advanced technologies and robust global supply chain capabilities to develop specialized solutions for food and beverages, as well as products that serve the pharmaceutical, nutraceutical, cosmetic, and personal care industries. Sensient’s customers range in size from small entrepreneurial businesses to major international manufacturers representing some of the world’s best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin.

www.sensient.com

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Sensient Technologies Corporation	Page 7
(In thousands, except percentages and per share amounts)
(Unaudited)

Consolidated Statements of Earnings	Three Months Ended December 31,			Year Ended December 31,

	2021	2020	% Change	2021	2020	% Change

Revenue	$340,448	$334,668	1.7%	$1,380,264	$1,332,001	3.6%

Cost of products sold	228,065	230,674	(1.1%)	925,603	908,254	1.9%
Selling and administrative expenses	71,963	69,179	4.0%	284,633	271,091	5.0%

Operating income	40,420	34,815	16.1%	170,028	152,656	11.4%
Interest expense	2,752	3,399		12,544	14,811

Earnings before income taxes	37,668	31,416		157,484	137,845
Income taxes	10,439	6,247		38,739	28,373

Net earnings	$27,229	$25,169	8.2%	$118,745	$109,472	8.5%

Earnings per share of common stock:
Basic	$0.65	$0.59		$2.82	$2.59

Diluted	$0.65	$0.59		$2.81	$2.59

Average common shares outstanding:
Basic	41,890	42,307		42,077	42,301

Diluted	42,173	42,404		42,258	42,346

Results by Segment	Three Months Ended December 31,			Year Ended December 31,

Revenue	2021	2020	% Change	2021	2020	% Change

Flavors & Extracts	$177,448	$189,060	(6.1%)	$739,427	$742,035	(0.4%)
Color	137,104	119,813	14.4%	545,270	501,018	8.8%
Asia Pacific	35,749	32,165	11.1%	135,348	121,227	11.6%
Intersegment elimination	(9,853)	(6,370)		(39,781)	(32,279)

Consolidated	$340,448	$334,668	1.7%	$1,380,264	$1,332,001	3.6%

Operating Income

Flavors & Extracts	$21,942	$23,507	(6.7%)	$98,660	$90,974	8.4%
Color	24,113	20,548	17.3%	103,575	96,034	7.9%
Asia Pacific	7,184	6,044	18.9%	26,330	22,075	19.3%
Corporate & Other	(12,819)	(15,284)		(58,537)	(56,427)

Consolidated	$40,420	$34,815	16.1%	$170,028	$152,656	11.4%

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Sensient Technologies Corporation	Page 8
(In thousands)
(Unaudited)

Consolidated Condensed Balance Sheets	December 31, 2021	December 31, 2020

Cash and cash equivalents	$25,740	$24,770
Trade accounts receivable	261,121	234,132
Inventories	411,635	381,346
Prepaid expenses and other current assets	42,657	48,578
Assets held for sale	-	52,760
Total Current Assets	741,153	741,586

Goodwill & intangible assets (net)	435,009	434,220
Property, plant, and equipment (net)	446,478	445,493
Other assets	122,853	119,561

Total Assets	$1,745,493	$1,740,860

Trade accounts payable	$125,519	$107,324
Short-term borrowings	8,539	9,247
Other current liabilities	98,247	82,045
Liabilities held for sale	-	17,339
Total Current Liabilities	232,305	215,955

Long-term debt	503,006	518,004
Accrued employee and retiree benefits	28,579	28,941
Other liabilities	43,178	43,624
Shareholders’ Equity	938,425	934,336

Total Liabilities and Shareholders’ Equity	$1,745,493	$1,740,860

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Sensient Technologies Corporation	Page 9
(In thousands, except per share amounts)
(Unaudited)

Consolidated Statements of Cash Flows
Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net earnings	$118,745	$109,472
Adjustments to arrive at net cash provided by operating activities:
Depreciation and amortization	52,051	49,641
Share-based compensation expense	9,573	5,608
Net loss (gain) on assets	331	(252)
Loss on divestitures and other charges	14,021	6,904
Deferred income taxes	(6,071)	(8,705)
Changes in operating assets and liabilities:
Trade accounts receivable	(34,571)	(11,357)
Inventories	(36,323)	46,828
Prepaid expenses and other assets	(6,057)	(12,868)
Trade accounts payable and other accrued expenses	21,326	15,524
Accrued salaries, wages, and withholdings from employees	7,321	15,140
Income taxes	4,275	22
Other liabilities	597	2,823

Net cash provided by operating activities	145,218	218,780

Cash flows from investing activities:
Acquisition of property, plant, and equipment	(60,788)	(52,162)
Proceeds from sale of assets	216	1,075
Proceeds from divestiture of businesses	37,790	12,595
Acquisition of new business	(13,875)	-
Other investing activities	1,097	5,071

Net cash used in investing activities	(35,560)	(33,421)

Cash flows from financing activities:
Proceeds from additional borrowings	112,194	36,667
Debt payments	(110,168)	(154,348)
Purchase of treasury stock	(42,511)	-
Dividends paid	(66,694)	(66,057)
Other financing activities	(582)	(415)

Net cash used in financing activities	(107,761)	(184,153)

Effect of exchange rate changes on cash and cash equivalents	(927)	2,411

Net increase in cash and cash equivalents	970	3,617
Cash and cash equivalents at beginning of period	24,770	21,153
Cash and cash equivalents at end of period	$25,740	$24,770

Supplemental Information Year Ended December 31,	2021	2020

Dividends paid per share	$1.58	$1.56

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Sensient Technologies Corporation	Page 10
(In thousands, except percentages and per share amounts)
(Unaudited)

Reconciliation of Non-GAAP Amounts

The Company’s results for the three and twelve months ended December 31, 2021 and 2020 include adjusted revenue, adjusted operating income, adjusted net earnings, and adjusted diluted earnings per share, which exclude divestiture & other related costs, operational improvement plan costs and income, the results of the divested operations, and the 2020 COVID-19 employee payment.

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	% Change	2021	2020	% Change
Revenue (GAAP)	$340,448	$334,668	1.7%	$1,380,264	$1,332,001	3.6%
Revenue of the divested product lines	(663)	(25,163)		(30,062)	(113,553)
Adjusted revenue	$339,785	$309,505	9.8%	$1,350,202	$1,218,448	10.8%

Operating income (GAAP)	$40,420	$34,815	16.1%	$170,028	$152,656	11.4%
Divestiture & other related costs – Cost of products sold	58	4		86	1,795
Divestiture & other related costs – Selling and administrative expenses	579	1,671		14,052	10,360
Operating loss (income) of the divested product lines	518	(3,415)		(1,880)	(7,580)
Operational improvement plan - Cost of products sold	-	-		-	35
Operational improvement plan - Selling and administrative expenses (income)	115	698		(1,895)	3,304
COVID-19 employee payment - Cost of products sold	-	1,036		-	1,036
COVID-19 employee payment - Selling and administrative expenses	-	1,986		-	1,986
Adjusted operating income	$41,690	$36,795	13.3%	$180,391	$163,592	10.3%

Net earnings (GAAP)	$27,229	$25,169	8.2%	$118,745	$109,472	8.5%
Divestiture & other related costs, before tax	637	1,675		14,138	12,155
Tax impact of divestiture & other related costs	1,809	(1,393)		2,092	(2,605)
Net loss (earnings) of the divested product lines, before tax	518	(3,415)		(1,880)	(7,580)
Tax impact of the divested product lines	(130)	790		460	1,945
Operational improvement plan costs (income), before tax	115	698		(1,895)	3,339
Tax impact of operational improvement plan	427	(170)		471	(826)
COVID-19 employee payment, before tax	-	3,022		-	3,022
Tax impact of COVID-19 employee payment	-	(675)		-	(675)
Adjusted net earnings	$30,605	$25,701	19.1%	$132,131	$118,247	11.7%

Diluted earnings per share (GAAP)	$0.65	$0.59	10.2%	$2.81	$2.59	8.5%
Divestiture & other related costs, net of tax	0.06	0.01		0.38	0.23
Results of operations of the divested product lines, net of tax	0.01	(0.06)		(0.03)	(0.13)
Operational improvement plan costs (income), net of tax	0.01	0.01		(0.03)	0.06
COVID-19 employee payment, net of tax	-	0.06		-	0.06
Adjusted diluted earnings per share	$0.73	$0.61	19.7%	$3.13	$2.79	12.2%

Note: Earnings per share calculations may not foot due to rounding differences.

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Sensient Technologies Corporation	Page 11
(In thousands)
(Unaudited)

Reconciliation of Non-GAAP Amounts - Continued

Results by Segment	Three Months Ended December 31,
			Adjusted			Adjusted
Revenue	2021	Adjustments (1)	2021	2020	Adjustments (1)	2020

Flavors & Extracts	$177,448	$(221)	$177,227	$189,060	$(24,378)	$164,682
Color	137,104	(442)	136,662	119,813	(766)	119,047
Asia Pacific	35,749	-	35,749	32,165	(116)	32,049
Intersegment elimination	(9,853)	-	(9,853)	(6,370)	97	(6,273)

Consolidated	$340,448	$(663)	$339,785	$334,668	$(25,163)	$309,505

Operating Income

Flavors & Extracts	$21,942	$491	$22,433	$23,507	$(3,214)	$20,293
Color	24,113	27	24,140	20,548	(158)	20,390
Asia Pacific	7,184	-	7,184	6,044	(43)	6,001
Corporate & Other	(12,819)	752	(12,067)	(15,284)	5,395	(9,889)

Consolidated	$40,420	$1,270	$41,690	$34,815	$1,980	$36,795

Results by Segment	Year Ended December 31,
			Adjusted			Adjusted
Revenue	2021	Adjustments (1)	2021	2020	Adjustments (1)	2020

Flavors & Extracts	$739,427	$(27,837)	$711,590	$742,035	$(99,543)	$642,492
Color	545,270	(2,080)	543,190	501,018	(14,008)	487,010
Asia Pacific	135,348	(295)	135,053	121,227	(518)	120,709
Intersegment elimination	(39,781)	150	(39,631)	(32,279)	516	(31,763)

Consolidated	$1,380,264	$(30,062)	$1,350,202	$1,332,001	$(113,553)	$1,218,448

Operating Income

Flavors & Extracts	$98,660	$(2,368)	$96,292	$90,974	$(8,292)	$82,682
Color	103,575	575	104,150	96,034	871	96,905
Asia Pacific	26,330	(87)	26,243	22,075	(159)	21,916
Corporate & Other	(58,537)	12,243	(46,294)	(56,427)	18,516	(37,911)

Consolidated	$170,028	$10,363	$180,391	$152,656	$10,936	$163,592

(1)
For Revenue, adjustments consist of revenues of the divested product lines. For Operating Income, adjustments consist of the results of the divested product lines, divestiture & other related costs, operational improvement plan costs and income, and the 2020 COVID-19 employee payment.

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Sensient Technologies Corporation	Page 12
(In thousands, except percentages)
(Unaudited)

Reconciliation of Non-GAAP Amounts – Continued

The following tables summarize the percentage change in the 2021 results compared to the 2020 results for the corresponding periods.

	Three Months Ended December 31,
Revenue	Total	Foreign Exchange Rates	Adjustments (2)	Adjusted Local Currency
Flavors & Extracts	(6.1%)	(0.7%)	(13.4%)	8.0%
Color	14.4%	(1.1%)	(0.3%)	15.8%
Asia Pacific	11.1%	(3.5%)	(0.4%)	15.0%
Total Revenue	1.7%	(1.2%)	(7.8%)	10.7%

Operating Income
Flavors & Extracts	(6.7%)	(0.7%)	(16.6%)	10.6%
Color	17.3%	(0.8%)	(1.0%)	19.1%
Asia Pacific	18.9%	(5.1%)	(0.9%)	24.9%
Corporate & Other	(16.1%)	0.0%	(38.2%)	22.1%
Total Operating Income	16.1%	(1.8%)	3.3%	14.6%
Diluted Earnings Per Share	10.2%	(1.7%)	(9.4%)	21.3%
Adjusted EBITDA	13.5%	(1.2%)	N/A	14.7%

	Year Ended December 31,
Revenue	Total	Foreign Exchange Rates	Adjustments (2)	Adjusted Local Currency
Flavors & Extracts	(0.4%)	1.6%	(11.4%)	9.4%
Color	8.8%	2.1%	(2.7%)	9.4%
Asia Pacific	11.6%	1.7%	(0.2%)	10.1%
Total Revenue	3.6%	1.8%	(7.3%)	9.1%

Operating Income
Flavors & Extracts	8.4%	1.2%	(8.0%)	15.2%
Color	7.9%	2.6%	0.5%	4.8%
Asia Pacific	19.3%	(1.8%)	(0.5%)	21.6%
Corporate & Other	3.7%	0.0%	(18.4%)	22.1%
Total Operating Income	11.4%	2.1%	1.0%	8.3%
Diluted Earnings Per Share	8.5%	1.9%	(3.4%)	10.0%
Adjusted EBITDA	10.6%	2.0%	N/A	8.6%

(2)
For Revenue, adjustments consist of revenues of the divested product lines. For Operating Income, Diluted Earnings per Share, and Adjusted EBITDA, adjustments consist of the results of the divested product lines, divestiture & other related costs, operational improvement plan costs and income, and the 2020 COVID-19 employee payment.

The following table summarizes the reconciliation between Operating Income (GAAP) and Adjusted EBITDA for the three and twelve months ended December 31, 2021 and 2020.

	Three Months Ended December 31,			Year Ended December 31,

	2021	2020	% Change	2021	2020	% Change
Operating income (GAAP)	$40,420	$34,815	16.1%	$170,028	$152,656	11.4%
Depreciation and amortization	13,223	12,810		52,051	49,641
Depreciation and amortization, divested product lines	-	(48)		(146)	(193)
Share-based compensation expense	3,142	1,591		9,573	5,608
Divestiture & other related costs, before tax	637	1,675		14,138	12,155
Results of operations of the divested product lines, before tax	518	(3,415)		(1,880)	(7,580)
Operational improvement plan costs (income), before tax	115	698		(1,895)	3,339
COVID-19 employee payment, before tax	-	3,022		-	3,022
Adjusted EBITDA	$58,055	$51,148	13.5%	$241,869	$218,648	10.6%

The following table summarizes the reconciliation between Net cash provided by operating activities (GAAP) and Free Cash Flow for the three and twelve months ended December 31, 2021 and 2020.

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	% Change	2021	2020	% Change
Net cash provided by operating activities (GAAP)	$29,070	$75,853	(61.7%)	$145,218	$218,780	(33.6%)
Capital expenditures	(23,180)	(18,153)		(60,788)	(52,162)
Free Cash Flow	$5,890	$57,700	(89.8%)	$84,430	$166,618	(49.3%)

We have included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable period-over-period performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this release and our SEC filings. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends, and we believe the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.